                                                  EXHIBIT 3-11

              NEW YORK STATE ELECTRIC & GAS CORPORATION
     CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
        OF NEW YORK STATE ELECTRIC & GAS CORPORATION PURSUANT
           TO SECTION 805 OF THE BUSINESS CORPORATION LAW

     We, SHERWOOD J. RAFFERTY and D. W. FARLEY, a Vice President and the Secretary, respectively, of NEW YORK STATE ELECTRIC & GAS
CORPORATION, do hereby certify as follows:

     1. The name of the Corporation is New York State Electric &
Gas Corporation. The name under which it was originally incorporated was the Ithaca Gas Light Company.

     2. The date of filing of the Certificate of Incorporation in the office of the Secretary of State of the State of New York was the 28th day of October, 1852.

     3. The Certificate of Incorporation of the Corporation is amended to add a provision as authorized by subparagraph 12 of
Section 801 of the Business Corporation Law stating the designations, preferences, privileges and voting powers of the shares of a series of the Serial Preferred Stock of the Corporation and the restrictions or qualifications thereof.

     4. The provisions of the Certificate of Incorporation which contain the designations, preferences, privileges, voting powers, restrictions and qualifications of the Serial Preferred Stock of the Corporation are hereby amended to include the following:

          (Q) The Board of Directors has designated Two Million (2,000,000) shares of Serial Preferred Stock as Adjustable Rate Serial Preferred Stock, Series B (Cumulative, $25 Par Value) (hereinafter referred to as the Adjustable Rate Series B), and has fixed:
               (1) The annual dividend rate for the shares of the Adjustable Rate Series B at 5.12% per annum for the first and second dividend periods ending December 31, 1993 and March 31, 1994, respectively, and at the Applicable Rate (as defined below), from time to time in effect, for each subsequent dividend period. However, the dividend rate for any dividend period shall in no event be less than 4.00% per annum or greater than 10.00% per annum. Dividends on the Adjustable Rate Series B shall be cumulative from the date of original issue.
               Except as provided below in this paragraph, the "Applicable Rate" for any dividend period will be (a) the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such dividend period, multiplied by (b) 83%. In the event that the Corporation determines in good faith that for any reason one or more of such rates cannot be determined for any dividend period, then the Applicable Rate for such dividend period shall be (a) the higher of whichever of such rates can be determined, multiplied by (b) 83%. In the event that the Corporation determines in good faith that for any reason none of such rates can be determined for any dividend period, then the Applicable Rate for such dividend period shall be the Applicable Rate in effect for the preceding dividend period.

               Except as provided below in this paragraph, the "Treasury Bill Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the last day of March, June, September or December, as the case may be, prior to the dividend period for which the dividend rate on the Adjustable Rate Series B is being determined. In the event that the Federal Reserve Board does not publish a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for the related dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any dividend period as provided above in this paragraph, the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during the related Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

               Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the last day of March, June, September or December, as the case may be, prior to the dividend period for which the dividend rate on the Adjustable Rate Series B is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

               Except as provided below in this paragraph, the "Thirty Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the last day of March, June, September or December, as the case may be, prior to the dividend period for which the dividend rate on the Adjustable Rate Series B is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that per annum average yields to maturity for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-eight nor more than thirty years shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period shall be determined in the manner specified in the preceding sentence based upon all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-five years or, in the absence of which, twenty years. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years (or, in the absence of which, having maturities of not less than twenty-five years or, in the further absence of which, twenty years) from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

               The Treasury Bill Rate, the Ten Year Constant
          Maturity Rate and the Thirty Year Constant Maturity
          Rate shall each be rounded to the nearest one-hundredth of a percentage point.

               The amount of dividends per share payable for each dividend period shall be computed by dividing the dividend rate for such dividend period by four and applying such rate against the par value per share of the Adjustable Rate Series B. The amount of dividends payable for the initial dividend period or any period shorter than a full quarterly dividend period shall be computed on the basis of 30-day months and a 360-day year.

               The dividend rate with respect to each dividend period will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. Except for the dividend rate for the initial dividend period and for the dividend period commencing January 1, 1994, the Corporation will cause each dividend rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new dividend period to which it applies and will cause notice of such dividend rate to be enclosed with the dividend payment checks next mailed to the holders of the Adjustable Rate Series B.

               As used herein, the term "Calendar Period" means a period of fourteen calendar days; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

               (2) The redemption price for the shares of the Adjustable Rate Series B at $27.50 per share if redeemed prior to December 1, 1998 and at $25.00 per share if redeemed on or after December 1, 1998, together in each case with all dividends accrued and in arrears thereon to the date fixed for such redemption; provided, however, that the Corporation will not, prior to December 1, 1998, redeem any shares of the Adjustable Rate Series B if such redemption is a part, or in anticipation, of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock ranking superior to or on a parity with the Adjustable Rate Series B if such borrowed funds have an interest rate or cost to the Corporation, or such stock has a dividend rate or cost to the Corporation (calculated in each case in accordance with generally accepted financial practice), less than 5.24% per annum.

               (3) The amount payable to the holders of the shares of the Adjustable Rate Series B in the event of any voluntary liquidation, dissolution or winding-up of the Corporation at amounts equal to the respective redemption prices per share specified in subparagraph
          (2) above, and the amount per share payable to the holders thereof in the event of any involuntary liquidation, dissolution or winding-up of the Corporation at $25, together in each case with all dividends accrued and in arrears thereon to the date of such liquidation, dissolution or winding-up.

               (4) The procedure for selection of shares of the Adjustable Rate Series B in the case of partial redemption. In every case of redemption of less than all of the outstanding shares of the Adjustable Rate Series B, the shares to be redeemed shall be selected pro rata as among the holders of record of shares of the Adjustable Rate Series B, in the same proportions, as nearly as possible, as the total number of shares of the Adjustable Rate Series B held by such holders, respectively, bears to all of the shares of the Adjustable Rate Series B then outstanding.

               (5) The treatment of shares of the Adjustable Rate Series B purchased or redeemed by the Corporation. All shares of the Adjustable Rate Series B purchased or redeemed by the Corporation shall be cancelled, shall not be reissued as shares of the Adjustable Rate Series B, and shall constitute authorized but unissued shares of the Serial Preferred Stock with a par value of Twenty-Five Dollars ($25) per share of the Corporation.

               (6) The meaning of the term "dividends accrued and in arrears" when used with reference to any share of the Adjustable Rate Series B. The term "dividends accrued and in arrears," when used with reference to any share of the Adjustable Rate Series B, shall mean, whether or not in any period or periods there shall be earnings or surplus available for the payment of dividends, (i) an amount in dollars equal to the sum of the dividends payable for each dividend period on such share from the date of cumulation (as heretofore defined) for the shares of such series to the date as of which the computation of dividends accrued and in arrears is made, less (ii) the aggregate of all dividends theretofore paid, or deemed paid as heretofore provided, on such share.

     5. The amendment of the Certificate of Incorporation as set forth herein was authorized by the Board of Directors of the Corporation in accordance with Section 502(d) of the Business
Corporation Law.

     IN WITNESS WHEREOF, we have subscribed and D.W. Farley has verified this Certificate this 8th day of December, 1993.


                               /s/ SHERWOOD J. RAFFERTY
                                   SHERWOOD J. RAFFERTY
                                      Vice President


                                      /s/D.W. FARLEY
                                         D.W. FARLEY
                                          Secretary

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STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

     D.W. FARLEY, being duly sworn, deposes and says, that he is Vice President and Secretary of New York State Electric & Gas Corporation, the Corporation named in and described in the foregoing Certificate, that he has read and signed the foregoing Certificate and the statements contained therein are true.

                                      /s/ D.W. FARLEY
                                          D.W. FARLEY

Subscribed and sworn to before me this
8th day of December, 1993.


/s/LEONARD BLUM
   LEONARD BLUM

Notary Public
State of New York
No. 30-0328750
Qualified in Nassau County
Commission Expires March 30, 1995
                           STATE OF NEW YORK
                       PUBLIC SERVICE COMMISSION

                                   Albany, NY, December 8, 1993

CASE 93-M-0744 Petition of New York State Electric & Gas Corporation for authority to issue and sell long-term debt, preferred stock and common stock pursuant to a multi-year financing plan and to negotiate a Revolving Credit Agreement.

                          * * * *

The Public Service Commission hereby consents to and approves this Certificate of Amendment of the Certificate of Incorporation of New York State Electric & Gas Corporation Pursuant to Section 805 of the Business Corporation Law, executed December 8, 1993, in accordance with the order of the Public Service Commission dated December 1, 1993.

                                   By the Commission

                                   /s/ J. J. KELLIHER

                                       Secretary

            NEW YORK STATE ELECTRIC & GAS CORPORATION


     CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
         OF NEW YORK STATE ELECTRIC & GAS CORPORATION PURSUANT
            TO SECTION 805 OF THE BUSINESS CORPORATION LAW



                            STATE OF NEW YORK

                           DEPARTMENT OF STATE



                          FILED December 10, 1993
                                TAX $ NONE
                              FILING FEE $60